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                                                                EXHIBIT 10.03

                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT dated as of July 23, 1997 (this "Amendment") to the Note Agreement dated as of October 1, 1992 (as heretofore amended, the "Agreement") between CARAUSTAR INDUSTRIES, INC. (the "Company") and The Prudential Insurance Company of America ("Prudential"). Capitalized terms used herein have the meanings ascribed to such terms in the Agreement unless otherwise defined herein.

                              W I T N E S S E T H:

         WHEREAS, Prudential and the Company have executed and delivered the Agreement, which has heretofore been amended; and

         WHEREAS, the Company is, simultaneously herewith, entering into the Credit Agreement dated the date hereof with BANKERS TRUST COMPANY, as Administrative Agent, NATIONSBANK, N.A., as Syndication Agent, SUNTRUST BANK, ATLANTA, as Document Agent, FIRST UNION NATIONAL BANK, as Managing Agent, the Co-Agents party thereto, and the other banks named therein (as amended from time to time, the "Credit Agreement"); and

         WHEREAS, the Company has requested that Prudential amend the terms of the Agreement to provide for the Credit Agreement and agree to certain modifications of the Agreement; and

         WHEREAS, Prudential is willing to amend the Notes and the Agreement on the terms, and subject to the conditions, contained herein;

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Amendments to the Agreement.  The Agreement shall be amended such that:

         1.1 Paragraph 5I. Paragraph 5I, is hereby amended to read in its entirety as follows:

                    "5I. SUBSIDIARY GUARANTIES. In the event the Company is
               required to issue Bank Guaranties pursuant to the Credit Agreement, the Company shall provide notice of such requirement to Prudential, and the Company shall, without any notice from Prudential cause to be issued and delivered to Prudential Subsidiary Guaranties of even date with the Bank Guaranties required under the Credit Agreement. This Paragraph 5I shall be deleted and shall have no force or effect in the event that the Credit Agreement is amended to remove the Company's obligation to issue Bank Guaranties pursuant to the Credit Agreement, whereupon the Intercreditor Agreement shall terminate and


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               be of no force or effect.

          1.2. Paragraph 6A(1). Paragraph 6A(1) is hereby amended to read in its entirety as follows:

                    "6A(1). Interest Coverage Ratio. The Company covenants that it will not permit, as of any fiscal quarter end, the ratio of
               (a) Consolidated EBITDA to (b) Consolidated Interest Expense paid or payable in cash for the four fiscal quarters immediately preceding such date to be less than 2.50 to 1.00."

          1.3. Paragraph 6A(2). Paragraph 6A(2) is hereby amended to read in its entirety as follows:

                    "6A(2). Leverage. The Company covenants that it will not
               permit Consolidated Debt as of any fiscal quarter end to exceed an amount equal to the product of (x) Consolidated EBITDA for the four fiscal quarters immediately preceding such date multiplied by (y) 4.00."

          1.4. Subparagraph (i) of Paragraph 6C(2). Subparagraph (i) of Paragraph 6C(2) is hereby amended to read in its entirety as follows:

                    "(i) Indebtedness of the Company and its Subsidiaries (x)
               incurred under the Credit Agreement and the Security Documents in an aggregate principal amount outstanding at any time not to exceed the lesser of (A) $500,000,000 and (B) the maximum amount of such Indebtedness permitted to be outstanding at such time under the Credit Agreement and the Security Documents and (y) incurred under Interest Rate Agreements entered into in respect of the Obligations";

          1.5. Subparagraph (xi) of Paragraph 6C(2). Subparagraph (xi) of Paragraph 6C(2) is hereby amended in its entirety as follows:

                    "(xi) additional Indebtedness of the Company so long as no
               Default or Event of Default shall have occurred and be continuing either at the time of any proposed incurrence of any such Indebtedness or immediately after giving effect thereto."

          1.6. Paragraph 6C(5). Paragraph 6C(5) is hereby amended by deleting the "and" at the end of subparagraph (ii), deleting the period at the end of subparagraph (iii) and adding the following:

               "; and

                    (iv) the Company may sell or dispose of assets in any fiscal year having a fair market value not exceeding an aggregate amount equal to $20,000,000."

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         1.7.     Paragraph 7A.  Paragraph 7A is hereby amended to:

                  (a) amend subparagraph (iii) thereof to delete the number "$5,000,000" and to replace it with the number "$10,000,000".

                  (b) amend Subparagraph (xiii) thereof to delete the number "$2,000,000" and to replace it with the number "$10,000,000.

         1.8.     Paragraph 10B.   Paragraph 10B is hereby amended to:

                  (a) add the following new definitions in the correct alphabetical order:

                                  "'ACQUISITION' means any acquisition by the
                        Company or by any Subsidiary of any Person or business which acquisition results in such Person or business becoming a Subsidiary of (or becoming part of) the Company or any of its Subsidiaries."

                                  "'BANK GUARANTY' shall mean any Unconditional
                        Guaranty Agreement of a Material Subsidiary of the Company delivered pursuant to the Credit Agreement."

                                  "'CONSOLIDATED DEBT' means, with respect to
                        the Company and its Subsidiaries at any date of determination, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person,
                        (b) all obligations of any such Person as lessee under Capital Leases, (c) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person and (d) all Contingent Obligations of any such Person with respect to the Debt described in clauses (a) through (c) above of any other Person."

                                  "'CONSOLIDATED EBITDA' means, for any period
                        (the "EBITDA Measurement Period"), the sum of the amount for such EBITDA Measurement Period of: (a) Consolidated Net Income, excluding therefrom any extraordinary items of gain or loss, plus (b) the sum of the following to the extent deducted in the determination of Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income and franchise taxes and (iii) depreciation and amortization expense, in each case determined in accordance with GAAP; provided, however, that for purposes of the calculation of the Leverage Ratio (A) Consolidated EBITDA shall be calculated after giving effect to Acquisitions and dispositions of Subsidiaries or businesses (provided, in


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                        the event of an Acquisition or disposition of
                        a business, the EBITDA of such business is readily ascertainable (whether from stand-alone financial statements or an independent auditor's analysis and review or other reasonable method)) consummated during the EBITDA Measurement Period as if such Acquisitions or dispositions were consummated on the first day of such period, and (B) in the event the Company elects to submit a Cost Adjustment Certificate pursuant to Section
                        7.5 of the Credit Agreement for a Substantial Acquisition, Consolidated EBITDA shall be increased by the amount of estimated cost reduction synergies, which shall be reasonable, set forth on such Cost Adjustment Certificate for each fiscal quarter in the Estimated Cost Synergy Period that is in the EBITDA Measurement Period."

                                  "'COST ADJUSTMENT CERTIFICATE' means a
                        certificate substantially in the form of Exhibit I of the Credit Agreement delivered pursuant to Section 7.5 thereof. A Cost Adjustment Certificate shall (i) deem its relevant Substantial Acquisition to have occurred on the first day of the four full fiscal quarter period immediately preceding the date of delivery of such Cost Adjustment Certificate (the "Estimated Cost Synergy Period") and (ii) set forth for each of the four fiscal quarters in the Estimated Cost Synergy Period management's good faith estimate of the amount of cost reduction synergies reasonably likely to have been achieved during the Estimated Cost Synergy Period (as if such Acquisition actually occurred on the first day of the Estimated Cost Synergy Period) as a result of such Substantial Acquisition."

                                  "'DEBT' means, with respect to the Borrower
                        and its Subsidiaries at any date of determination, the sum of the following calculated in accordance with GAAP:
                        (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidence d by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due unless contested in good faith by appropriate proceedings, (c) all obligations of any such Person as lessee under Capital Leases; (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person, (f) all termination or settlement payments incurred by any such Person pursuant to Hedging Agreements, (g) all Contingent Obligations of any such Person and (h) the aggregate amount of each class or series of capital stock of any such Person that, prior to the termination of the Credit Agreement, by its terms or by the terms of any security into


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                        which it is convertible or exchangeable, is or upon
                        the happening of any event or passage of time would be (i) convertible or exchangeable into Debt or (ii) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due."

                                  "'HEDGING AGREEMENT' means any agreement with
                        respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company under this Agreement or the Credit Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof."

                                  "'SUBSTANTIAL ACQUISITION' means an
                        Acquisition the purchase price (including any deferred portion thereof) of which is greater than $20,000,000 (in cash or otherwise)."

                  (b) amend the definitions of "Consolidated Interest Expense" "Credit Agreement," and "Material Subsidiary" to read in their entirety as follows:

                                  "'CONSOLIDATED INTEREST EXPENSE' means the
                        total interest expense, net of interest income, of the Company and its Subsidiaries (including any amount attributable to interest in respect of payments under Capital Leases and any net amount payable under any Hedging Agreement) for such period, all determined on a consolidated basis in accordance with GAAP."

                                  "'CREDIT AGREEMENT' shall mean the Credit
                        Agreement dated as of July 23, 1997 among the Company, the banks party thereto, Bankers Trust Company, as Administrative Agent, NationsBank, N.A., as Syndication Agent, SunTrust Bank, Atlanta, as Documentation Agent, First Union National Bank, as Managing Agent, the Co-Agents party thereto, and the other banks named therein or any successor agreement, together with the documents related thereto, including, without limitation, any guaranties, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, and shall include any agreement renewing, extending the maturity of, refinancing (including by way of placement or issuance of notes) or restructuring all or any portion of the Indebtedness under such agreements."


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                                  "'MATERIAL SUBSIDIARY' means a Subsidiary of
                        the Company which has total annual revenue or total assets equal to or in excess of $10,000,000 as of the date of formation or acquisition of such Subsidiary, as applicable, or at any time thereafter."

                  (c) delete the definitions of "Consolidated Funded Debt" and "Fixed Charge Coverage Ratio" in their entirety.

2. Conditions to Effectiveness. This Amendment shall be effective and the Agreement shall be deemed amended hereby upon the following:

         2.1      Prudential's receipt of a fully executed copy hereof;

         2.2 Prudential's receipt of a fully executed copy of the Intercreditor Agreement between Prudential and the Banks party to the Credit Agreement in the form attached hereto as Exhibit 1.

         2.3 Prudential's receipt of such documents relating to this Amendment as Prudential may request, including, without limitation, officers' certificates, financial statements, opinions of counsel, board resolutions, charter documents, and certificates of existence and authority to do business.

3. Company Representations. The Company hereby represents and warrants that (a) no Default or Event of Default exists or, after giving effect to this Amendment, will exist and (b) each of the representations and warranties of the Company contained in Article VI of the Credit Agreement (referred to therein as Representations and Warranties of the Borrower) is true and correct in all material respects as of the date hereof.

4. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

5. Effect of Agreement. Except as expressly provided herein, the Agreement shall remain in full force and effect and this Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note, nor constitute a waiver of any provision of the Agreement.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.




                      [SIGNATURES APPEAR ON THE NEXT PAGE.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date and year first above written.


                                       CARAUSTAR INDUSTRIES, INC.

                                       By:/s/ H. Lee Thrash, III
                                          -------------------------------------
                                          Title: Vice President and Chief
                                                 Financial Officer



                                       THE PRUDENTIAL INSURANCE
                                       COMPANY OF AMERICA


                                       By:/s/ Robert R. Derrick
                                          -------------------------------------
                                          Senior Vice President


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Attachments:

         Exhibit 1:        Form of Intercreditor Agreement


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